Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 5:

We consent to the use of our reports dated September 17, 2015, with respect to Prudential Jennison Conservative Growth Fund and Prudential Jennison Rising Dividend Fund, each a series of Prudential Investment Portfolios 5, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

September 28, 2015